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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-150059) on Form S-4 filed by American Campus Communities, Inc. on April 23, 2008 and the Proxy Statement/Prospectus, pertaining to the registration of 5,449,832 shares of its common stock of our report dated March 13, 2008, with respect to the consolidated financial statements and financial statement schedules for the years ended December 31, 2007 and 2006 and with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, of GMH Communities Trust and our report dated March 24, 2008 with respect to the financial statements of GMH/GF II Student Housing Associates II, LLC for the period from April 12, 2007 (date of inception) through December 31, 2007 included in the Annual Report on Form 10-K/A for the year ended December 31, 2007 and to the reference to our firm under the caption "Experts" in the Registration Statement and related Proxy Statement/Prospectus.

                      /s/ REZNICK GROUP, P.C.

Baltimore, Maryland
April 22, 2008

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm